Confidential Treatment Requested by Pactiv Evergreen Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 21.1

Subsidiaries of Pactiv Evergreen Inc.

Legal Name of Subsidiary	Jurisdiction of Organization
Alusud Argentina S.R.L.	Argentina

Gulf Closures W.L.L.	Bahrain

Closure Systems International (Brazil) Sistemas de Vedacao Ltda.	Brazil

CSI Latin American Holdings Corporation	British Virgin Islands

Evergreen Packaging Canada Limited	Canada

Pactiv Canada Inc.	Canada

Alusud Embalajes Chile Ltda.	Chile

Evergreen Packaging (Shanghai) Co., Ltd.	China

Alusud Embalajes Colombia Ltda.	Colombia

Closure Systems International (Colombia Trade) S.A.S.	Colombia

Closure Systems International (Egypt) LLC	Egypt

Evergreen Packaging de El Salvador, S.A. de C.V.	El Salvador

Pactiv Deutschland Holdinggesellschaft mbH	Germany

CSI Hungary Manufacturing and Trading Limited Liability Company	Hungary

Ducart Evergreen Packaging Ltd.	Israel

Evergreen Packaging Korea Limited	Korea

Grupo Corporativo Jaguar, S.A. de C.V.	Mexico

Pactiv Foodservice Mexico, S. de R.L. de C.V.	Mexico

Pactiv Mexico, S. de R.L. de C.V.	Mexico

Servicios Industriales Jaguar, S.A. de C.V.	Mexico

Servicios Integrales de Operacion, S.A. de C.V.	Mexico

Naturepak Beverage Packaging Africa SAS	Morocco

Beverage Packaging (New Zealand) Limited	New Zealand

Beverage Packaging Factoring Trust	New Zealand

Beverage Packaging Holdings I	New Zealand

Beverage Packaging Holdings III Limited	New Zealand

Beverage Packaging Holdings V	New Zealand

Closure Solutions Holdings Limited	New Zealand

EPG Equities Holdings Limited	New Zealand

Evergreen Packaging International Limited	New Zealand

Reynolds Group Issuer (New Zealand) Limited	New Zealand

Reynolds Packaging I Limited	New Zealand

Reynolds Packaging International Limited	New Zealand

Alusud Peru S.A.	Peru

Confidential Treatment Requested by Pactiv Evergreen Inc.

Pursuant to 17 C.F.R. Section 200.83

Naturepak Beverage Packaging Co. Ltd	Saudi Arabia

Closure Systems International España, S.L.U.	Spain

Evergreen Packaging (Taiwan) Co., Ltd.	Taiwan

Blue Ridge Holding LLC	Delaware

Blue Ridge Paper Products LLC	Delaware

BRPP, LLC	North Carolina

Coast-Packaging Company	California

Evergreen Packaging LLC	Delaware

GEC Packaging Technologies LLC	Delaware

Pactiv Europe Services LLC	Delaware

Pactiv LLC	Delaware

Pactiv Management Company LLC	Delaware

Pactiv Packaging Inc.	Delaware

PCA West Inc.	Delaware

Reynolds Group Holdings Inc.	Delaware

Reynolds Group Issuer Inc.	Delaware

Reynolds Group Issuer LLC	Delaware

Reynolds Services Inc.	Delaware